Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-184506 and 333-187730) of Ambarella, Inc. of our report dated April 4, 2014 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

April 4, 2014